Exhibit 8.1.
List of Bancolombia’s subsidiaries as
of December 31, 2010.

Entity	Jurisdiction of Incorporation	Business	Shareholding directly and indirectly

Leasing Bancolombia S.A. Compañía de Financiamiento	Colombia	Leasing	100%
Fiduciaria Bancolombia S.A. Sociedad Fiduciaria	Colombia	Trust	98.81%
Banca de Inversión Bancolombia S.A. Corporación Financiera	Colombia	Investment Banking	100%
Valores Bancolombia S.A. Comisionista de Bolsa	Colombia	Securities brokerage	100%
Compañía de Financiamiento Tuya S.A.	Colombia	Financial services	99.99%
Factoring Bancolombia S.A. Compañía de Financiamiento	Colombia	Financial services	100%
Renting Colombia S.A.	Colombia	Operating leasing	100%
Transportempo S.A.S.	Colombia	Transportation	100%
Valores Simesa S.A.	Colombia	Investments	68.75%
Inversiones CFNS S.A.S.	Colombia	Investments	100%
CFNS Infraestructura S.A.S.	Colombia	Investments	100%
Inmobiliaria Bancol S.A.	Colombia	Real estate broker	99.00%
Todo 1 Colombia S.A.	Colombia	E-commerce	90.09%
Vivayco S.A.S.	Colombia	Portfolio Purchase	75.00%
Cobranzas Bancolombia S.A. (Under “Liquidation process”)	Colombia	Technical and Administrative Services	99.99%
Bancolombia Panamá S.A.	Panama	Banking	100%
Valores Bancolombia Panamá S.A.	Panama	Securities brokerage	100%
Suvalor Panmá Fondo de Inversión S.A.	Panama	Holding	100%
Sistema de Inversiones y Negocios S.A. Sinesa	Panama	Investments	100%
Future Net S.A.	Panama	E-commerce	100%
Banagrícola S.A.	Panama	Investments	99.16%
Banco Agrícola Panamá S.A.	Panama	Banking	99.16%
Banco Agrícola S.A.	El Salvador	Banking	97.33%
AFP Crecer S.A.	El Salvador	Pension fund	98.97%
Aseguradora Suiza Salvadoreña S.A. Asesuisa	El Salvador	Insurance company	96.08%
Asesuisa Vida S.A.	El Salvador	Insurance company	96.08%
Arrendadora Financiera S.A. Arfinsa	El Salvador	Leasing	97.33%
Credibac S.A. de C.V.	El Salvador	Credit card services	97.33%
Bursabac S.A. de C.V.	El Salvador	Securities brokerage	98.89%
Inversiones Financieras Banco Agrícola S.A. IFBA	El Salvador	Investments	98.89%
Renting Perú S.A.C.	Peru	Operating leasing	100%
Capital Investments SAFI S.A.	Peru	Trust	100%
Fondo de Inversión en Arrendamiento Operativo Renting Perú	Peru	Car Rental	100%
Leasing Perú S.A.	Peru	Leasing	100%
FiduPerú S.A. Sociedad Fiduciaria	Peru	Trust	98.82%
Bancolombia Puerto Rico Internacional, Inc	Puerto Rico	Banking	100%
Suleasing Internacional USA Inc	USA	Leasing	100%
Bancolombia Cayman S.A.	Cayman Islands	Banking	100%